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                                                                 EXHIBIT 23.7





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 22, 1994, relating to the financial statements of Western Union Financial Services, Inc. (a wholly owned subsidiary of New Valley Corporation), which appears in the Current Report on Form 8-K of First Financial Management Corporation dated November 4, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement and Prospectus.





Price Waterhouse LLP

/s/ Price Waterhouse LLP

Morristown, New Jersey
September 15, 1995